Exhibit 10.46

AMENDMENT TO THE HERCULES INCORPORATED
EMPLOYEE PENSION RESTORATION PLAN

WHEREAS, Valvoline LLC (“Valvoline”), as sponsor of the Hercules Incorporated Employee Pension Restoration Plan (the “Plan”), maintains the Plan for the benefit of employees eligible to participate therein; and
WHEREAS, pursuant to Article IV, Section 5, of the Charter of the Personnel and Compensation Committee of the Board of Directors of Ashland Inc., said Personnel and Compensation Committee (the “Committee”) has retained authority to amend or transfer any of the benefit plans of Ashland Inc. (“Ashland”) and its subsidiaries and affiliates that are more than 50% owned by Ashland; and
WHEREAS, the Committee now desires to amend the Plan to provide Valvoline the discretionary authority to make a limited cashout from the Plan to participants.
NOW, THEREFORE, BE IT RESOLVED, the Plan is amended, effective upon execution, as follows.

I.	The following subsection (g) is added to Section 9 as follows:

(g) Limited Cashout. The Administrator and the Employer shall have the discretion to make a limited cashout of a Participant’s account pursuant to section 1.409A-3(j)(4)(v) of the Treasury Regulations to such Participant so long as:

(i)    such Participant’s entire interest in his or her accounts in the Plan and all aggregate plans as defined under section 1.409A-1(c)(2) of the Treasury Regulations is terminated and liquidated; and

(ii)    the amount to be distributed from the Plan, when added together with the distributable amounts from all aggregate plans as defined under section 1.409A-1(c)(2) of the Treasury Regulations, does not exceed the applicable dollar amount under Code Section 402(g)(1)(B).

II.	In all other respects the Plan shall remain unchanged.

[signature page immediately follows]

Exhibit 10.46

IN WITNESS WHEREOF, the Committee has caused this amendment to the Plan to be executed this 30th day of September, 2016.
    /s/ Peter J. Ganz
By: __________________________________________
Peter J. Ganz
Senior Vice President, General Counsel and
Secretary